Farmer Mac Reports Third Quarter 2020 Results
- Outstanding Business Volume of $22.0 Billion -
- Double Digit Earnings Growth Year-Over-Year -

WASHINGTON, D.C., November 9, 2020 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's secondary market provider that increases the availability and affordability of credit for the benefit of rural America, today announced its results for the fiscal quarter ended September 30, 2020.
Third Quarter 2020 Highlights
•Provided $1.3 billion in liquidity and lending capacity in third quarter 2020;
•Net income attributable to common stockholders grew 29.5% from the prior-year period to $18.7 million, or $1.73 per diluted common share;
•Core earnings, a non-GAAP measure, grew 18.4% from the prior-year period to $27.7 million, or $2.57 per diluted common share;
•Net interest income grew $4.5 million year-over-year to $44.7 million;
•Net effective spread, a non-GAAP measure, increased 22.0% from the prior-year period to $51.8 million;
•90-day delinquencies were 0.40% of total outstanding business volume as of September 30, 2020;
•Continued strong liquidity position, as evidenced by quarter-end cash position of $910.6 million;
•Issued $120.0 million of Tier 1 capital through the public offering of 5.250% Series F non-cumulative preferred stock; and
•Executed total COVID-19 payment deferments for $374.5 million of unpaid principal balance related to Farm & Ranch loans, Farm & Ranch LTSPCs, and USDA Securities to provide relief to borrowers from April 1, 2020 through September 30, 2020.

"We continue to execute and produce very strong results in the face of the ongoing pandemic, once again generating double-digit net effective spread and core earnings growth," said President & Chief Executive Officer Brad Nordholm. "We continue to make progress in acquiring new business by successfully broadening our customer relationships, while maintaining our underwriting standards. We also remained competitive in the debt capital markets and held ample liquidity on our balance sheet to ensure that we successfully fulfill our mission during this unpredictable economic environment. The entire Farmer Mac team continues to do an outstanding job navigating us through the pandemic and supporting agricultural and rural communities across the nation."

Third Quarter 2020 Results

Business Volume

Our outstanding business volume was $22.0 billion as of September 30, 2020, a net decrease of $52.8 million from June 30, 2020 after taking into account all new business, maturities, and repayments on existing assets. This net decrease consisted of decreases of $335.3 million in Institutional Credit and $6.3 million in Rural Utilities, partially offset by increases of $231.5 million in Farm & Ranch and $57.3 million in USDA Guarantees.

The $231.5 million net increase in our Farm & Ranch line of business was comprised of a $399.5 million net increase in outstanding loan purchase volume, partially offset by net decreases of $159.7 million in loans held in consolidated trusts and $8.3 million in loans underlying LTSPCs and off-balance sheet Farmer Mac Guaranteed Securities. The net growth in third quarter 2020 reflected our ability to retain borrowers in a decreasing interest rate environment by proactively engaging with our customers and adjusting their rates and loan sizes to reflect current market conditions and their specific funding needs. Our net growth of 21.1% in Farm & Ranch loan purchases over the twelve months ended September 30, 2020 is significantly higher than the 3.5% net growth of the overall agricultural mortgage loan market over the twelve months ended June 30, 2020 (based on our analysis of bank and Farm Credit System call report data). During third quarter 2020, Farmer Mac syndicated a $15.0 million position of a newly purchased $59.2 million agricultural loan. This transaction represents new activity for Farmer Mac to broaden its relationships across the agricultural lending spectrum.

Our USDA Guarantees line of business grew by $57.3 million in third quarter 2020. The third quarter gross volume of $225.5 million was the highest gross volume that we have ever recorded in any quarter. This growth reflected the positive effect of adjustments that we made to our product structure in the second half of 2019 to more effectively meet customer demands in an increasingly competitive environment and in response to increased loan limits mandated by the 2018 Farm Bill.

The $335.3 million net decrease in the Institutional Credit line of business during third quarter 2020 was due primarily to three large counterparties who reduced their amount of outstanding credit in connection with scheduled maturities and payments on multiple AgVantage bonds. Changes in quarterly AgVantage securities volume are primarily driven by the generally larger transaction sizes for that product, scheduled maturity amounts for a particular quarter, the liquidity needs of Farmer Mac’s AgVantage counterparties, and changes in the pricing and availability of wholesale funding.

The $6.3 million net decrease in our Rural Utilities line of business was comprised of a $14.1 million net decrease in loans under LTSPCs, partially offset by $7.8 million net increase in outstanding loan purchase volume. During the third quarter, as part of our renewable energy project finance strategic initiative, Farmer Mac purchased a $10.0 million loan in connection with a wind project financing.

Spreads

Net interest income for third quarter 2020 was $44.7 million, a $4.5 million increase compared to $40.1 million in the prior-year period, primarily driven by net growth across most lines of business. Net interest yield was 0.78% in both third quarter 2020 and third quarter 2019.

Net effective spread, a non-GAAP measure, for third quarter 2020 was $51.8 million, a $9.3 million increase from $42.5 million in the prior year period. This increase was primarily attributable to growth in outstanding business volume, which increased net effective spread by approximately $6.5 million, and a $2.2 million decrease in non-GAAP funding costs. In percentage terms, the increase of 0.06% was primarily attributable to an increase of 0.03% related to net volume growth, and a decrease in non-GAAP funding costs of 0.03%.

Earnings

Farmer Mac's net income attributable to common stockholders for third quarter 2020 were $18.7 million ($1.73 per diluted common share), compared to $14.4 million ($1.33 per diluted common share) in third quarter 2019. The $4.3 million year-over-year increase in net income attributable to common stockholders was primarily due to a $5.4 million after-tax increase in the fair value of undesignated financial derivatives due to fluctuations in long-term interest rates and a $3.6 million after-tax increase in net interest income. These increases were partially offset by a $1.7 million increase in preferred stock dividends, the recognition of $1.7 million in deferred issuance costs related to the redemption of the Series A Preferred Stock, and a $0.7 million after-tax increase in operating expenses.

Farmer Mac enters into financial derivatives transactions to hedge interest rate risks inherent in its business and carries its financial derivatives at fair value in its consolidated financial statements. As these fluctuations are not expected to have a cumulative impact on Farmer Mac's earnings, Farmer Mac uses non-GAAP core earnings as a useful alternative measure to understand the business.

Farmer Mac's non-GAAP core earnings for third quarter 2020 was $27.7 million ($2.57 per diluted common share), compared to $23.4 million ($2.17 per diluted common share) in third quarter 2019. The $4.3 million year-over-year increase in core earnings was primarily due to a $7.4 million after-tax increase in net effective spread, partially offset by a $1.7 million increase in preferred stock dividends, a $0.8 million after-tax increase in operating expenses, and a $0.5 million after-tax increase in the total provision for credit losses.

See "Use of Non-GAAP Measures" below for more information about core earnings, core earnings per share, and net effective spread and for reconciliations of the comparable GAAP measures to these non-GAAP measures.

Credit

As of September 30, 2020, Farmer Mac's total allowance for losses was $20.0 million, compared to $18.8 million as of June 30, 2020. In the third quarter, our forecasts continue to include the effects of the COVID-19 pandemic on economic factors such as land values, gross domestic product, credit spreads, and unemployment. The total provision for losses in the third quarter was approximately $1.2 million, primarily due to the impact of net new loan volume in the Rural Utilities portfolio and some credit downgrades in the Farm & Ranch LTSPC portfolio, partially offset by improving economic factors that uniquely impacted the on-balance sheet Farm & Ranch portfolio during the quarter. Across all of Farmer Mac's lines of business, Farmer Mac's allowance for losses represented 0.09% of total outstanding business volume as of September 30, 2020, compared to 0.05% as of September 30, 2019.

As of September 30, 2020, Farmer Mac's Farm & Ranch substandard assets were $321.2 million, compared to $304.9 million as of June 30, 2020. The $16.3 million increase in substandard assets was primarily driven by credit downgrades in our off-balance sheet portfolio, partially offset by credit upgrades in our on-balance sheet portfolio during the quarter.

As of September 30, 2020, Farmer Mac's 90-day delinquencies were $88.0 million (1.07% of the Farm & Ranch portfolio), compared to $68.7 million (0.86% of the Farm & Ranch portfolio) as of June 30, 2020 and $61.0 million (0.78% of the Farm & Ranch portfolio) as of December 31, 2019. The sequential increase in 90-day delinquencies is primarily due to the seasonal payment pattern associated with loans that have annual (January 1st) and semi-annual (January 1st and July 1st) payment terms, which account for most of the loans in the Farm & Ranch portfolio. Across all of Farmer Mac's lines of business, 90-day delinquencies represented 0.40% of total outstanding business volume as of September 30, 2020, compared to 0.31% as of June 30, 2020. Loans under COVID-19 deferment are not considered past due and are not included in our delinquent loan statistics. Farmer Mac believes that it remains adequately collateralized on its delinquent loans.

In the Rural Utilities portfolio, one $4.5 million loan was downgraded to substandard in the previous quarter and remained substandard in third quarter 2020. There were no delinquencies in the Rural Utilities portfolio as of September 30, 2020.

Capital

As of September 30, 2020, Farmer Mac's core capital level was $984.2 million, which was $314.2 million above the minimum capital level required by our statutory charter. This compares to $915.6 million as of June 30, 2020, which was $247.9 million above the minimum capital requirement. Farmer Mac's Tier 1 capital ratio was 14.3% as of September 30, 2020. The increase in capital in excess of the minimum capital level required was primarily due to the Board-authorized issuance of the Series E Preferred Stock and Series F Preferred Stock and the increase in retained earnings, partially offset by growth in our outstanding business volume and the Board-authorized redemption of the Series A Preferred Stock.

Preferred Stock

In August 2020, Farmer Mac issued 4.8 million shares of 5.250% Non-Cumulative Preferred Stock, Series F ("Series F Preferred Stock"), which has a par value and liquidation preference of $25.00 per share, or $120.0 million aggregate outstanding. Farmer Mac incurred direct costs of $3.8 million related to the issuance of the Series F preferred stock. The dividend rate on the Series F preferred stock will remain at a non-cumulative, fixed rate of 5.250% per year, when, as, and if a dividend is declared by the Board of Directors of Farmer Mac, for so long as the Series F preferred stock remains outstanding. The Series F preferred stock has no maturity date, but Farmer Mac has the option to redeem the preferred stock at any time on any dividend payment date on and after October 17, 2025.

Earnings Conference Call Information

The conference call to discuss Farmer Mac's third quarter 2020 financial results will be held beginning at 5:00 p.m. Eastern time on Monday, November 9, 2020 and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (888) 346-2616
Telephone (International): (412) 902-4254
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the call.

More complete information about Farmer Mac's performance for third quarter 2020 is in Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed today with the SEC.

Use of Non-GAAP Measures

In the accompanying analysis of its financial information, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core earnings and core earnings per share principally differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected.

Core earnings and core earnings per share also differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business. For example, we have excluded from core earnings losses on retirement of preferred stock and the re-measurement of the deferred tax asset.

Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of these assets. Net effective spread differs from net interest income and net interest yield because it excludes: (1) the amortization of premiums and discounts on assets consolidated at fair value that are amortized as adjustments to yield in interest income over the contractual or estimated remaining lives of the underlying assets; (2) interest income and interest expense related to consolidated trusts with beneficial interests owned by third parties, which are presented on Farmer Mac's consolidated balance sheets as "Loans held for investment in consolidated trusts, at amortized cost"; and (3) the fair value changes of financial derivatives and the corresponding assets or liabilities designated in a fair value hedge accounting relationship.

Net effective spread also principally differs from net interest income and net interest yield because it includes: (1) the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"); and (2) the net effects of terminations or net settlements on financial derivatives. More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's

Annual Report on Form 10-K for the year ended December 31, 2019 filed February 25, 2020 with the SEC.

For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•the duration, spread, and severity of the COVID-19 pandemic;
•the actions taken to address the COVID-19 pandemic, including government actions to mitigate the economic impact of the pandemic, how quickly and to what extent normal economic and operating conditions can resume, the possibility of future disruptions to economic recovery caused by additional outbreaks, regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, and the duration and efficacy of such restrictions;

•the effects of the COVID-19 pandemic on the business operations of agricultural and rural borrowers, the capital markets, and Farmer Mac's business operations;
•the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;
•legislative or regulatory developments that could affect Farmer Mac, its sources of business, or the agricultural or rural utilities industries;
•fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;
•the level of lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;
•the general rate of growth in agricultural mortgage and rural utilities indebtedness;
•the effect of economic conditions and geopolitics on agricultural mortgage or rural utilities lending, borrower repayment capacity, or collateral values, including fluctuations in interest rates, changes in U.S. trade policies, fluctuations in export demand for U.S. agricultural products, and volatility in commodity prices;
•the degree to which Farmer Mac is exposed to interest rate risk resulting from fluctuations in Farmer Mac's borrowing costs relative to market indexes;
•developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;
•the effect of any changes in Farmer Mac's executive leadership; and
•other factors that could have a negative effect on agricultural mortgage lending or borrower repayment capacity, including the effects of weather and fluctuations in agricultural real estate values.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2019, filed February 25, 2020 and in Part II, Item 1A in Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed today with the SEC. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law. The information in this release is not necessarily indicative of future results.

About Farmer Mac
Farmer Mac is a vital part of the agricultural credit markets and was created to increase access to and reduce the cost of credit for the benefit of American agricultural and rural communities. As the nation’s secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac's customers benefit from our low cost of funds, low overhead costs, and high operational efficiency. For more than thirty years, Farmer Mac has been delivering the capital and commitment rural America deserves. More information about Farmer Mac (including the Quarterly Report on Form 10-Q and the Annual Report on Form 10-K referenced above) is available on Farmer Mac's website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Megan Murray-Pelaez, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	September 30, 2020	December 31, 2019
	(in thousands)
Assets:
Cash and cash equivalents	$910,592	$604,381
Investment securities:
Available-for-sale, at fair value (amortized cost of $3,522,674 and $2,961,430, respectively)	3,532,190	2,959,843
Held-to-maturity, at amortized cost	45,032	45,032
Total Investment Securities	3,577,222	3,004,875
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value (amortized cost of $7,150,606 and $7,016,971, respectively)	7,511,638	7,143,025
Held-to-maturity, at amortized cost	1,200,570	1,447,451
Total Farmer Mac Guaranteed Securities	8,712,208	8,590,476
USDA Securities:
Trading, at fair value	6,830	8,913
Held-to-maturity, at amortized cost	2,410,848	2,232,160
Total USDA Securities	2,417,678	2,241,073
Loans:
Loans held for sale, at lower of cost or fair value	20,000	—
Loans held for investment, at amortized cost	6,825,061	5,390,977
Loans held for investment in consolidated trusts, at amortized cost	1,276,407	1,600,917
Allowance for losses	(15,821)	(10,454)
Total loans, net of allowance	8,105,647	6,981,440
Financial derivatives, at fair value	12,837	10,519
Interest receivable (includes $11,525 and $20,568, respectively, related to consolidated trusts)	153,170	199,195
Guarantee and commitment fees receivable	36,664	38,442
Deferred tax asset, net	29,288	16,510
Prepaid expenses and other assets	43,531	22,463
Total Assets	$23,998,837	$21,709,374

Liabilities and Equity:
Liabilities:
Notes payable	21,589,285	19,098,648
Debt securities of consolidated trusts held by third parties	1,292,416	1,616,504
Financial derivatives, at fair value	37,357	27,042
Accrued interest payable (includes $9,353 and $18,018, respectively, related to consolidated trusts)	92,648	106,959
Guarantee and commitment obligation	35,140	36,700
Accounts payable and accrued expenses	18,078	22,081
Reserve for losses	3,568	2,164
Total Liabilities	23,068,492	20,910,098
Commitments and Contingencies
Equity:
Preferred stock:
Series A, par value $25 per share, 2,400,000 shares authorized, issued and outstanding as of December 31, 2019 (redemption value $60,000,000)	—	58,333
Series C, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,382	73,382
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	96,659
Series E, par value $25 per share, 3,180,000 shares authorized, issued and outstanding	77,003	—
Series F, par value $25 per share, 4,800,000 shares authorized, issued and outstanding	116,160	—
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization,9,204,724 shares and 9,180,744 shares outstanding, respectively	9,205	9,181
Additional paid-in capital	121,525	119,304
Accumulated other comprehensive loss, net of tax	(53,837)	(16,161)
Retained earnings	488,717	457,047
Total Equity	930,345	799,276
Total Liabilities and Equity	$23,998,837	$21,709,374

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$7,096	$22,855	$35,236	$61,718
Farmer Mac Guaranteed Securities and USDA Securities	45,335	81,649	178,644	252,629
Loans	56,204	56,992	172,230	167,792
Total interest income	108,635	161,496	386,110	482,139
Total interest expense	63,974	121,384	251,789	358,374
Net interest income	44,661	40,112	134,321	123,765
Provision for losses	(653)	(760)	(4,542)	(1,074)
Net interest income after provision for losses	44,008	39,352	129,779	122,691
Non-interest income/(expense):
Guarantee and commitment fees	3,159	3,349	9,495	10,265
(Losses)/gains on financial derivatives	(564)	(7,360)	(3,339)	1,193
(Losses)/gains on trading securities	(258)	49	(173)	154
Gains on sale of real estate owned	—	—	485	—
(Provision)/release of reserve for losses	(547)	137	(540)	424
Other income	594	530	2,639	1,378
Non-interest income/(expense)	2,384	(3,295)	8,567	13,414
Operating expenses:
Compensation and employee benefits	8,791	7,654	27,005	22,030
General and administrative	5,044	5,253	15,702	14,538
Regulatory fees	725	688	2,175	2,063
Real estate owned operating costs, net	—	—	—	64
Operating expenses	14,560	13,595	44,882	38,695
Income before income taxes	31,832	22,462	93,464	97,410
Income tax expense	6,340	4,629	19,516	20,362
Net income	25,492	17,833	73,948	77,048
Preferred stock dividends	(5,166)	(3,427)	(12,536)	(10,508)
Loss on retirement of preferred stock	(1,667)	—	(1,667)	(1,956)
Net income attributable to common stockholders	$18,659	$14,406	$59,745	$64,584

Earnings per common share:
Basic earnings per common share	$1.74	$1.34	$5.57	$6.04
Diluted earnings per common share	$1.73	$1.33	$5.54	$5.99

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$18,659	$31,687	$14,406
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(4,149)	8,700	(7,117)
Losses on hedging activities due to fair value changes	(5,245)	(2,676)	(4,535)
Unrealized (losses)/gains on trading securities	(258)	(20)	49
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	97	35	(7)
Net effects of terminations or net settlements on financial derivatives	233	720	232
Issuance costs on the retirement of preferred stock	(1,667)	—	—
Income tax effect related to reconciling items	1,957	(1,419)	2,389
Sub-total	(9,032)	5,340	(8,989)
Core earnings	$27,691	$26,347	$23,395

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$51,802	$46,469	$42,461
Guarantee and commitment fees(2)	4,659	4,943	5,208
Other(3)	453	1,048	389
Total revenues	56,914	52,460	48,058

Credit related expense (GAAP):
Provision for losses	1,200	51	623
Total credit related expense	1,200	51	623

Operating expenses (GAAP):
Compensation and employee benefits	8,791	8,087	7,654
General and administrative	5,044	5,295	5,253
Regulatory fees	725	725	688
Total operating expenses	14,560	14,107	13,595

Net earnings	41,154	38,302	33,840
Income tax expense(4)	8,297	8,016	7,018
Preferred stock dividends (GAAP)	5,166	3,939	3,427
Core earnings	$27,691	$26,347	$23,395

Core earnings per share:
Basic	$2.58	$2.46	$2.19
Diluted	2.57	2.45	2.17
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Nine Months Ended
	September 30, 2020	September 30, 2019
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$59,745	$64,584
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(1,933)	5,608
Losses on hedging activities due to fair value changes	(13,846)	(8,790)
Unrealized (losses)/gains on trading securities	(173)	154
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	135	(162)
Net effects of terminations or net settlements on financial derivatives	(346)	(250)
Issuance costs on the retirement of preferred stock	(1,667)	(1,956)
Income tax effect related to reconciling items	3,394	722
Sub-total	(14,436)	(4,674)
Core earnings	$74,181	$69,258

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$142,434	$122,617
Guarantee and commitment fees(2)	14,498	15,903
Other(3)	2,175	1,675
Total revenues	159,107	140,195

Credit related expense (GAAP):
Provision for losses	5,082	650
REO operating expenses	—	64
Gains on sale of REO	(485)	—
Total credit related expense	4,597	714

Operating expenses (GAAP):
Compensation and employee benefits	27,005	22,030
General and administrative	15,702	14,538
Regulatory fees	2,175	2,063
Total operating expenses	44,882	38,631

Net earnings	109,628	100,850
Income tax expense(4)	22,911	21,084
Preferred stock dividends (GAAP)	12,536	10,508
Core earnings	$74,181	$69,258

Core earnings per share:
Basic	$6.92	$6.48
Diluted	6.88	6.43
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(in thousands, except per share amounts)
GAAP - Basic EPS	$1.74	$2.95	$1.34	$5.57	$6.04
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(0.39)	0.81	(0.66)	(0.18)	0.52
Losses on hedging activities due to fair value changes	(0.49)	(0.25)	(0.42)	(1.29)	(0.82)
Unrealized (losses)/gains on trading securities	(0.02)	—	—	(0.02)	0.01
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	0.01	—	—	0.01	(0.02)
Net effects of terminations or net settlements on financial derivatives	0.02	0.06	0.02	(0.03)	(0.02)
Issuance costs on the retirement of preferred stock	(0.15)	—	—	(0.16)	(0.18)
Income tax effect related to reconciling items	0.18	(0.13)	0.21	0.32	0.07
Sub-total	(0.84)	0.49	(0.85)	(1.35)	(0.44)
Core Earnings - Basic EPS	$2.58	$2.46	$2.19	$6.92	$6.48

Shares used in per share calculation (GAAP and Core Earnings)	10,734	10,730	10,706	10,725	10,691

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$1.73	$2.94	$1.33	$5.54	$5.99
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(0.39)	0.81	(0.66)	(0.18)	0.52
Losses on hedging activities due to fair value changes	(0.49)	(0.25)	(0.42)	(1.28)	(0.82)
Unrealized (losses)/gains on trading securities	(0.02)	—	—	(0.02)	0.01
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	0.01	—	—	0.01	(0.02)
Net effects of terminations or net settlements on financial derivatives	0.02	0.06	0.02	(0.03)	(0.02)
Issuance costs on the retirement of preferred stock	(0.15)	—	—	(0.15)	(0.18)
Income tax effect related to reconciling items	0.18	(0.13)	0.22	0.31	0.07
Sub-total	(0.84)	0.49	(0.84)	(1.34)	(0.44)
Core Earnings - Diluted EPS	$2.57	$2.45	$2.17	$6.88	$6.43

Shares used in per share calculation (GAAP and Core Earnings)	10,785	10,776	10,776	10,781	10,774

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Nine Months Ended
	September 30, 2020		June 30, 2020		September 30, 2019		September 30, 2020		September 30, 2019
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$44,661	0.78%	$48,348	0.87%	$40,112	0.78%	$134,321	0.80%	$123,765	0.84%
Net effects of consolidated trusts	(1,500)	0.02%	(1,804)	0.02%	(1,859)	0.02%	(5,003)	0.03%	(5,638)	0.03%
Expense related to undesignated financial derivatives	3,613	0.07%	(2,413)	(0.05)%	(268)	—%	9	—%	(4,370)	(0.03)%
Amortization of premiums/discounts on assets consolidated at fair value	(81)	—%	(21)	—%	28	—%	(92)	—%	341	—%
Amortization of losses due to terminations or net settlements on financial derivatives	62	—%	(22)	—%	(42)	—%	90	—%	(98)	—%
Fair value changes on fair value hedge relationships	5,047	0.09%	2,381	0.05%	4,490	0.10%	13,109	0.09%	8,617	0.06%
Net effective spread	$51,802	0.96%	$46,469	0.89%	$42,461	0.90%	$142,434	0.92%	$122,617	0.90%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended September 30, 2020:

Core Earnings by Business Segment
For the Three Months Ended September 30, 2020
	Farm & Ranch	USDA Guarantees	Rural Utilities	Institutional Credit	Corporate	Reconciling Adjustments		Consolidated Net Income
	(in thousands)
Net interest income	$18,093	$4,747	$5,709	$14,171	$1,941	$—		$44,661
Less: reconciling adjustments(1)(2)(3)	(68)	1,118	1,230	4,430	431	(7,141)		—
Net effective spread	18,025	5,865	6,939	18,601	2,372	(7,141)
Guarantee and commitment fees(2)	4,111	213	328	7	—	(1,500)		3,159
Other income/(expense)(3)	443	135	—	—	(125)	(681)		(228)
Non-interest income/(loss)	4,554	348	328	7	(125)	(2,181)		2,931

Provision for loan losses	300	—	(1,182)	228	1	—		(653)

(Provision for)/release of reserve for losses	(628)	—	81	—	—	—		(547)
Other non-interest expense	(5,381)	(1,643)	(1,438)	(2,160)	(3,938)	—		(14,560)
Non-interest expense(4)	(6,009)	(1,643)	(1,357)	(2,160)	(3,938)	—		(15,107)
Core earnings before income taxes	16,870	4,570	4,728	16,676	(1,690)	(9,322)	(5)	31,832
Income tax (expense)/benefit	(3,543)	(960)	(993)	(3,502)	701	1,957		(6,340)
Core earnings before preferred stock dividends	13,327	3,610	3,735	13,174	(989)	(7,365)	(5)	25,492
Preferred stock dividends	—	—	—	—	(5,166)	—		(5,166)
Loss on retirement of preferred stock	—	—	—	—	—	(1,667)		(1,667)
Segment core earnings/(losses)	$13,327	$3,610	$3,735	$13,174	$(6,155)	$(9,032)	(5)	$18,659

Total assets at carrying value	$5,961,307	$2,487,687	$2,256,011	$8,716,923	$4,576,909	$—		$23,998,837
Total on- and off-balance sheet program assets at principal balance	$8,249,349	$2,735,128	$2,685,309	$8,319,502	$—	$—		$21,989,288
(1)Excludes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts.
(2)Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.
(3)Includes the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "(Losses)/gains on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment.
(4)Includes directly attributable costs and an allocation of indirectly attributable costs based on employee headcount.
(5)Net adjustments to reconcile to the corresponding income measures: core earnings before income taxes reconciled to income before income taxes; core earnings before preferred stock dividends reconciled to net income; and segment core earnings reconciled to net income attributable to common stockholders.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's four lines of business as of the dates indicated:

Lines of Business - Outstanding Business Volume
	As of September 30, 2020	As of December 31, 2019
	(in thousands)
Farm & Ranch:
Loans	$4,580,917	$3,675,640
Loans held in trusts:
Beneficial interests owned by third party investors	1,276,407	1,600,917
LTSPCs	2,306,258	2,393,071
Guaranteed Securities	85,767	107,322
USDA Guarantees:
USDA Securities	2,388,033	2,199,072
Farmer Mac Guaranteed USDA Securities	347,095	421,103
Rural Utilities:
Loans	2,109,355	1,671,293
LTSPCs(1)	575,954	609,278
Institutional Credit
AgVantage Securities	8,319,502	8,440,246
Total	$21,989,288	$21,117,942
(1)As of both September 30, 2020 and December 31, 2019, includes $20.0 million related to one-year loan purchase commitments on which Farmer Mac receives a nominal unused commitment fee.

The following table presents the quarterly net effective spread by segment:

	Net Effective Spread by Line of Business
	Farm & Ranch		USDA Guarantees		Rural Utilities		Institutional Credit		Corporate		Net Effective Spread
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
For the quarter ended:
September 30, 2020(1)	$18,025	1.67%	$5,865	0.97%	$6,939	1.32%	$18,601	0.87%	$2,372	0.23%	$51,802	0.96%
June 30, 2020	16,733	1.71%	4,689	0.81%	5,516	1.15%	18,782	0.86%	749	0.08%	46,469	0.89%
March 31, 2020	14,938	1.64%	4,625	0.81%	4,920	1.14%	17,702	0.84%	1,978	0.21%	44,163	0.89%
December 31, 2019	16,374	1.90%	4,363	0.78%	4,871	1.17%	18,008	0.85%	2,375	0.27%	45,991	0.95%
September 30, 2019	13,181	1.66%	4,314	0.79%	4,502	1.16%	17,807	0.84%	2,657	0.30%	42,461	0.90%
June 30, 2019	13,335	1.72%	4,097	0.76%	3,996	1.10%	17,371	0.82%	2,556	0.34%	41,355	0.91%
March 31, 2019	12,737	1.70%	3,964	0.74%	3,233	1.12%	16,373	0.79%	2,494	0.35%	38,801	0.89%
December 31, 2018	13,288	1.79%	4,630	0.85%	2,833	1.19%	15,751	0.80%	2,353	0.36%	38,855	0.93%
September 30, 2018	13,887	1.91%	4,627	0.86%	2,877	1.18%	15,642	0.78%	2,044	0.30%	39,077	0.93%
(1)See above for a reconciliation of GAAP net interest income by line of business to net effective spread by line of business for the three months ended September 30, 2020.

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	September 2020	June 2020	March 2020	December 2019	September 2019	June 2019	March 2019	December 2018	September 2018
	(in thousands)
Revenues:
Net effective spread	$51,802	$46,469	$44,163	$45,991	$42,461	$41,355	$38,801	$38,855	$39,077
Guarantee and commitment fees	4,659	4,943	4,896	5,432	5,208	5,276	5,419	5,309	5,170
Other	453	1,048	674	100	389	777	509	(129)	110
Total revenues	56,914	52,460	49,733	51,523	48,058	47,408	44,729	44,035	44,357

Credit related expense/(income):
Provision for/(release of) losses	1,200	51	3,831	2,851	623	420	(393)	166	(3)
REO operating expenses	—	—	—	—	—	64	—	—	—
(Gains)/losses on sale of REO	—	—	(485)	—	—	—	—	—	41
Total credit related expense/(income)	1,200	51	3,346	2,851	623	484	(393)	166	38

Operating expenses:
Compensation and employee benefits	8,791	8,087	10,127	6,732	7,654	6,770	7,606	7,167	6,777
General and administrative	5,044	5,295	5,363	5,773	5,253	4,689	4,596	5,829	4,350
Regulatory fees	725	725	725	725	688	687	688	687	625
Total operating expenses	14,560	14,107	16,215	13,230	13,595	12,146	12,890	13,683	11,752

Net earnings	41,154	38,302	30,172	35,442	33,840	34,778	32,232	30,186	32,567
Income tax expense	8,297	8,016	6,598	7,526	7,018	7,351	6,715	6,431	6,891
Preferred stock dividends	5,166	3,939	3,431	3,432	3,427	3,785	3,296	3,296	3,295
Core earnings	$27,691	$26,347	$20,143	$24,484	$23,395	$23,642	$22,221	$20,459	$22,381

Reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(4,149)	8,700	(6,484)	4,469	(7,117)	10,485	2,240	(96)	3,625
(Losses)/gains on hedging activities due to fair value changes	(5,245)	(2,676)	(5,925)	(220)	(4,535)	(1,438)	(2,817)	(853)	1,051
Unrealized (losses)/gains on trading assets	(258)	(20)	106	172	49	61	44	57	(3)
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	97	35	3	40	(7)	(139)	(16)	67	(38)
Net effects of terminations or net settlements on financial derivatives	233	720	(1,300)	1,339	232	(592)	110	(312)	546
Issuance costs on the retirement of preferred stock	(1,667)	—	—	—	—	(1,956)	—	—	—
Income tax effect related to reconciling items	1,957	(1,419)	2,856	(1,218)	2,389	(1,759)	92	238	(1,088)
Net income attributable to common stockholders	$18,659	$31,687	$9,399	$29,066	$14,406	$28,304	$21,874	$19,560	$26,474